UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006

American Wagering, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Grier Drive, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 735-0101

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 – Regulation FD Disclosure.

On October 6, 2006, in the case titled Michael Racusin, d/b/a M. Racusin & Company v. American Wagering, Inc. et al., Case No. 03-05084, the United States Court of Appeals for the Ninth Circuit (the “9th Circuit”) reversed the decision of the Bankruptcy Appellate Panel for the Ninth Circuit (the “BAP”), which previously ruled in our favor that the bankruptcy claim of Michael Racusin, d/b/a M. Racusin & Company (“Racusin”), was subject to subordination under Section 510(b) of the U.S. Bankruptcy Code (the “Code”) pursuant to our prior plan of reorganization under Chapter 11 of the Code (the “Plan”). Racusin’s bankruptcy claim arose from a pre-petition, July 8, 2003 judgment (the “Judgment”) by the United States District Court for the District of Nevada in Racusin’s favor on a breach of contract claim against us. In reversing the BAP’s ruling, the 9th Circuit ruled that the Judgment was not subject to subordination and remanded the case for further proceedings.

We are analyzing the effect of the 9th Circuit’s decision, assessing its consequences, and our possible courses of action, but it appears that as a result of the decision, and pursuant to a September 3, 2004 Settlement Agreement among us, our subsidiary Leroy’s Horse & Sports Place, Inc., and Racusin (the “Settlement Agreement”), we will be required to pay to (or for the benefit of) Racusin $2,380,000 (the agreed-upon sum of $2,800,000 less amounts already paid) plus interest at 8% per annum under a 60-month amortization schedule contained in the Settlement Agreement (under the caption “Amortization Schedule #2”). The Settlement Agreement is described further and appears in Exhibit 99.1 in the Form 8-K that we filed on September 7, 2004.

As a result of the BAP’s prior ruling that the Judgment was subject to subordination under Section 510(b) of the Code, we issued 250,000 shares of common stock in Racusin’s name on July 27, 2005 for the purpose of satisfying the Judgment in accordance with the Code and the Plan. We anticipate that the 9th Circuit’s reversal of the BAP’s prior ruling will affect our financial statements as follows: (i) we will reduce common stock by $2,500 (cancellation of the 250,000 shares mentioned above); (ii) we will reduce additional paid-in capital by $2,377,500 (reversal of our previous recording of the elimination of the Judgment liability to Racusin through our issuance of stock); and (iii) we will increase our debt by $2,380,000 (the cash balance that we owe to Racusin). We will also reduce by 250,000 the number of our outstanding shares of common stock. Subject to completing our analysis of the 9th Circuit’s decision, we expect the principal portion of the debt to be due and payable pursuant to the Settlement Agreement as follows (along with interest at 8% per annum), which assumes the first payment will be made in December of 2006:

Fiscal Year Ended January 31, 2007	$280,000
Fiscal Year Ended January 31, 2008	970,000
Fiscal Year Ended January 31, 2009	300,000
Fiscal Year Ended January 31, 2010	300,000
Fiscal Year Ended January 31, 2011	300,000
Fiscal Year Ended January 31, 2012	230,000

$2,380,000

Forward-Looking Statements. In this report we make “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Forward-looking statements include all discussions about our future obligations and actions, and the related effect on our financial statements, including accrued interest (if any), resulting from the decision by the 9th Circuit reported above, which we are currently analyzing. Although we believe that our forward-looking statements are reasonable at the present time, you should read this report thoroughly and with the understanding that actual future results may be materially different from what is contained in our forward-looking statements. We do not plan to update forward-looking statements even though our situation or expectations may change in the future, unless applicable law requires us to do so.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as and when expressly set forth by such specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2006

AMERICAN WAGERING, INC.

/s/ Timothy F. Lockinger
Name:	Timothy F. Lockinger
Title:	Chief Financial Officer, Secretary and Treasurer